EXHIBIT 10.1
HEALTHMARKETS, INC.
Subscription Agreement
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
Ladies and Gentlemen:
     1. Subscription for Class A-1 Common Stock. The undersigned subscriber (the “Subscriber”) hereby irrevocably tenders this Subscription Agreement (this “Agreement”) to HealthMarkets, Inc. (formerly UICI), a Delaware corporation (the “Company”), subscribes for and offers to purchase 27,027 shares of Class A-1 Common Stock, par value $0.01 per share, of the Company and agrees to pay therefor, and in full payment thereof, $37.00 per share, in cash, in the aggregate amount of $999,999.00 (the “Subscription Price”). In accordance with the terms of this Agreement, the Subscriber shall make payment of the Subscription Price by check or wire transfer as directed by the Company. Upon receipt of the foregoing, the Company will issue to the Subscriber a share certificate evidencing the number of shares of Class A-1 Common Stock purchased by the Subscriber.
     2. Subscriber Representations and Warranties. The Subscriber hereby represents, warrants acknowledges and agrees as follows:
          (a) Authorization. The Subscriber has full power and authority to execute, deliver and perform this Agreement and to acquire the Class A-1 Common Stock. This Agreement constitutes a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
          (b) Purchase for Own Account. The Class A-1 Common Stock will be acquired for investment only and solely for the Subscriber’s own account, and not as a nominee or agent for any other person, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.
          (c) Disclosure of Information. The Subscriber has had the opportunity to review all documents and information which the Subscriber has requested concerning its investment and the Company. The Subscriber has had the opportunity to ask questions of and receive answers regarding the Company’s business, management and financial affairs and the terms and conditions of the Class A-1 Common Stock.
          (d) Investment Experience; Ability to Bear Economic Risk. The Subscriber (i) understands that the purchase of the Class A-1 Common Stock involves substantial risk, (ii) has adequate means of providing for his current needs and possible contingencies, (iii) has no need for liquidity in his investment in the Company, and (iv) can bear the economic risk of losing his entire investment in the Company. The Subscriber has a preexisting personal or business relationship with the Company and/or certain of its officers, directors or controlling persons of a nature and duration that enables the Subscriber to be aware of the character, business acumen and financial circumstances of the Company and such persons.
          (e) Independent Investment Decision. The Subscriber acknowledges that he has, independently and without reliance upon the Company or any other person, and based on such information as the Subscriber has deemed appropriate, made his own investment analysis and decision to enter into this Agreement. No representations or warranties, oral or otherwise, have been made to the Subscriber or any party acting on the Subscriber’s behalf other than those contained in this Agreement.
          (f) Restricted Securities. The Subscriber understands that the Class A-1 Common Stock will not be registered under the Securities Act and that, as such, the Class A-1 Common Stock may be resold without registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          (g) Stockholders Agreement. The Subscriber, if not already a party thereto, agrees to become a party to the Stockholders Agreement dated April 5, 2006, by and among the Company, each of the Sponsor Stockholders (as defined therein), and each of the Management Stockholders (as defined therein) and such other Persons as may thereinafter become parties to or be bound by the Agreement (the “Stockholders Agreement”).
          (h) United States Person. The Subscriber is a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
     3. Company Representations and Warranties. The Company hereby represents, warrants acknowledges and agrees as follows:
     (a) Authorization of Class A-1 Common Stock. The shares of Class A-1 Common Stock issued in connection with this Agreement are duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
     (a) Authorization. The Company is a Delaware corporation and has all necessary corporate power and authority to execute, deliver and perform this Agreement and to issue and deliver the Class A-1 Common Stock. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
     4. Notices. All notices delivered hereunder shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by facsimile or by same day or overnight recognized commercial courier service or three days after mailed by registered or certified mail, addressed to the address set forth on the signature page for the party to which notice is given, or to such changed address(es) as such party may have fixed by notice, provided however, that any notice of change of address shall be effective only upon receipt.
     5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that State.

     6. Further Assurances. The Subscriber will provide the Company with such documents supporting the representations of the Subscriber in this Agreement as the Company may reasonably request.
     7. Amendment. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the Company and the Subscriber.
     8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     9. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     10. Entire Agreement. This Agreement and the other agreements or documents referred to herein contain the entire agreement of the parties, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.
     11. Expenses. Each party hereto shall pay its own costs and expenses in connection with the transactions contemplated hereby.
[Signatures Appear on the Next Page]

     The Subscriber has executed or caused this Agreement to be duly executed this 1st day of July, 2006.

Subscriber:

/S/ Allen F. Wise

Allen F. Wise

Address:

Accepted on this 1st day of July, 2006.
HealthMarkets, Inc.

By:	/s/ Glenn W. Reed

Name: Glenn W. Reed
Title: Executive Vice President and General Counsel